RADIUS GOLD INC.

830 – 355 Burrard Street

Vancouver, BC

V6C 2G8

February 11, 2005

Coastport Capital Inc.

13492 Marine Drive

Surrey, BC  V4A 1G2

Dear Sirs:

Re:

Option Agreement (San Ramon Project – Nicaragua (the

“Agreement”) made as of the 20th day of July, 2004

We hereby agree to waive the requirement set out in Section 3.1(b) of the Agreement to incur exploration expense of at least $330,000 Cdn. in aggregate on the Licenses by February 1, 2005.

All of the other terms and conditions contained in the Agreement shall remain unchanged.

Yours truly,

RADIUS GOLD INC.

“Simon Ridgway”

President